Exhibit 10.3

PROMISSORY NOTE

(Fixed Rate)

THIS LOAN IS PAYABLE IN FULL AT MATURITY. YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. YOU WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT YOU MAY OWN, OR YOU WILL HAVE TO FIND A LENDER, WHICH MAY BE THE LENDER YOU HAVE THIS LOAN WITH, WILLING TO LEND YOU THE MONEY. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE SAME LENDER.

December 31, 2025	Dallas,	Texas
[Date]	[City]	[State]

1900 & 1901 American Drive, Lago Vista, Texas 78645

[Property Address]

1.	BORROWER’S PROMISE TO PAY

In return for a loan that I have received, I promise to pay up to U.S. FIVE MILLION DOLLARS AND NO/100 ($5,000,000.00) (this amount is called “Principal”) pursuant to modification, plus interest, to the order of Lender. Lender is AUSTERRA STABLE GROWTH FUND, LP.

I will make all payments under this Note in the form of cash, check or money order.

I understand that Lender may transfer this Note. Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the “Note Holder.”

2.	INTEREST

Interest will be charged on unpaid principal until the full amount of Principal has been paid. I will pay interest at a yearly rate of 13.50%.

The interest rate required by this Section 2 is the rate I will pay before any default described in Section 6(B) of this Note.

3.	PAYMENTS

(A)	Time and Place of Payments

I will make a payment every month. This payment will be for interest only for Twelve (12) months.

I will make my monthly payments on the 1st day of each month beginning on January 1, 2028. I will make these payments every month until I have paid all of the principal and interest and any other charges described below that I may owe under this Note. Each monthly payment will be applied as of its scheduled due date and will be applied to interest before Principal. If, on December 1, 2028, I still owe amounts under this Note, I will pay those amounts in full on that date, which is called the “Maturity Date.”

I will make my monthly payments at 5910 North Central Expressway, Suite 1875, Dallas, Texas 75206 or at a different place if required by the Lender.

BALLOON PAYMENT: I must prepay on all amounts accrued and unpaid, including principal, interest, and fees with respect to all current and past owing of this note no later than Twelve (12) months after this Note is executed otherwise known as December 1, 2028.

4.	BORROWER’S RIGHT TO PREPAY

I have the right to make payments of Principal at any time before they are due. A payment of Principal only is known as a “Prepayment.” When I make a Prepayment, I will tell the Note Holder in writing that I am doing so. I may not designate a payment as a Prepayment if I have not made all the monthly payments due under the Note.

I may make a full Prepayment or partial Prepayments without paying a Prepayment charge. The Note Holder will use my Prepayments to reduce the amount of Principal that I owe under the Note. However, the Note Holder may apply my Prepayment to the accrued and unpaid interest on the Prepayment amount before applying my Prepayment to reduce the Principal amount of the Note. If I make a partial Prepayment, there will be no changes in the due date or in the amount of my monthly payment unless the Note Holder agrees in writing to those changes.

5.	Springing Obligation; Conditional Effectiveness

Notwithstanding anything herein to the contrary, Borrower acknowledges and agrees that this Note includes a conditional springing obligation (the “Springing Obligation”), which shall become effective automatically upon the occurrence of the Springing Event described below, without further notice, demand, or action by Lender.

Springing Event. The Springing Obligation shall spring into full force and effect if, on or before the date that is twenty-four (24) months after the execution of this Note (the “Performance Period Expiration Date”), if either of the following has occurred:

(a) the development, construction, flood-plain remediation, and all material improvements to the Texas Property have not been substantially completed in accordance with the agreed project plan; or

(b) all indebtedness secured by the Texas Property, Oklahoma Property and Georgia Property, including the original Five Million Dollars ($5,000,000) obligation and all accrued interest, fees, and costs, has not been paid in full.

Effect of Springing Obligation. Upon the occurrence of a Springing Event:

(i) this Note shall automatically convert into a fully enforceable payment obligation in the principal amount specified herein, together with interest accruing at the Springing Rate set forth below, without the need for amendment, restatement, or further agreement;

(ii) all rights and remedies of Lender under this Note and the related Deed of Trust shall be immediately available, including acceleration and foreclosure; and

(iii) the indebtedness evidenced by this Note shall be deemed due and owing in accordance with its terms as of the date of the Springing Event.

Springing Rate. Upon effectiveness of the Springing Obligation, interest shall accrue on the outstanding principal balance at the rate of 13.5% per annum, calculated from the date of signing, until paid in full.

Borrower expressly waives any argument that the Springing Obligation constitutes a penalty, forfeiture, or unenforceable contingent liability, acknowledging that this structure reflects negotiated risk allocation in a commercial transaction between sophisticated parties.

6.	LOAN CHARGES

If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from me that exceeded permitted limits will be refunded to me. The Note Holder may choose to make this refund by reducing the Principal I owe under this Note or by making a direct payment to me. If a refund reduces Principal, the reduction will be treated as a partial Prepayment.

7.	BORROWER’S FAILURE TO PAY AS REQUIRED

(A)	Late Charges for Overdue Payments

If the Note Holder has not received the full amount of any monthly payment by the end of TEN calendar days after the date it is due, I will pay a late charge to the Note Holder. The amount of the charge will be 5.0% of my overdue payment of principal and interest. I will pay this late charge promptly but only once on each late payment.

(B)	Default

If I do not pay the full amount of each monthly payment on the date it is due, I will be in default.

(C)	Notice of Default

If I am in default, the Note Holder may send me a written notice telling me that if I do not pay the overdue amount by a certain date, the Note Holder may require me to pay immediately the full amount of Principal which has not been paid and all the interest that I owe on that amount. That date must be at least 30 days after the date on which the notice is mailed to me or delivered by other means.

(D)	No Waiver By Note Holder

Even if, at a time when I am in default, the Note Holder does not require me to pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.

(E)	Payment of Note Holder’s Costs and Expenses

ALL SUMS payable or to be payable under this note must be paid in lawful money of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts. All sums paid on this note will be applied first to accrued and unpaid interest and the balance, if any, to unpaid principal. Whenever any payment to be made under this note is stated to be due on a Saturday, Sunday or legal holiday for commercial banks under applicable law, then such payment is due and may be made on the next succeeding business day, and such extension of time will be included in the computation of payment of interest under this note. Any check, draft, negotiable order of withdrawal, money order or other instrument given in payment of all or any portion of this note may be accepted by Note Holder and handled in collection in the customary manner, but will not constitute payment under this note or diminish any rights of Note Holder except to the extent that actual cash proceeds of any instrument are unconditionally received by Note Holder.

ALL PAST due principal and interest will bear interest from the date due until paid at the Maximum Rate. The “Maximum Rate” means the maximum nonusurious rate of interest per annum permitted by whichever of applicable Laws of the United States of America or Texas permit the higher interest rate, including to the extent permitted by applicable laws, any future amendments of such laws or any new laws coming into effect in the future to the extent a higher rate of interest is permitted by any such amendment or new law; provided, however, that if applicable laws do not provide for a maximum nonusurious rate of interest, then the Maximum Rate means eighteen percent (18.0%) per annum. The Maximum Rate will be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law. In addition, Note Holder may charge and collect a late fee of five percent (5%) of any scheduled installment that is more than ten (10) days past due.

IF ANY check used to make a payment to Note Holder is dishonored for any reason, I shall pay to Note Holder, in addition to any other amounts to which Note Holder may be entitled hereunder, a reasonable processing fee of $30.00 (or the maximum amount provided from time to time in Section 3.506.(b) of the Texas Business and Commerce Code as it may be amended). This processing fee should be paid once with respect to each dishonor of a check. It is further agreed that the imposition of any such processing fee shall in no way prejudice or limit Note Holder’s rights or remedies against me under this note or any of the other Loan Documents.

IF ANY payment of interest of this note is not paid when due; or if default occurs under any document, instrument or agreement executed in connection with or as security for this note (the “Loan Documents,” including without limitation the agreements described in the last paragraph of this note); or if I, drawer, accepter, endorser, guarantor, surety, accommodation party or other person now or hereafter primarily or secondarily liable upon or for payment of all or any part of this note (each hereinafter called an “other liable party”) dies or becomes insolvent (however such insolvency may be evidenced); or if any proceeding, procedure or remedy supplementary to or in enforcement of judgment is resorted to or commenced against myself or any other liable party, or with respect to any property of any of them; or if any governmental authority or any court at the instance thereof takes possession of any substantial part of the property of or assumes control over the affairs or operations of, or a receiver is appointed for or takes possession of the property of, or a writ or order of attachment or garnishment is issued or made against any of the property or any other liable party; or if any indebtedness for which I or any other liable party is primarily or secondarily liable is not paid when due or becomes due and payable by acceleration of maturity thereof, or if any event or condition occurs which permits the holder of any such indebtedness to declare it due and payable upon the lapse of time, giving of notice or otherwise; or if I or any other liable party (if other than a natural person) is dissolved, wound up, liquidated or otherwise terminated, or a party to any merger or consolidation without the written consent of Note Holder; or if I or any other liable party sells substantially all or an integral portion of its assets without the written consent of Note Holder; or if I or any other liable party fails to furnish financial or other information requested by Note Holder; or if I or any other liable party furnishes or has furnished any financial or other information or statements that are misleading in any material respect; or if Note Holder in good faith either believes the prospect of repayment of this note is impaired or deems itself insecure; thereupon, at the option of Note Holder, this note and any and all other indebtedness to Note Holder will become and be due and payable forthwith without demand, notice of default, notice of intent to accelerate the maturity of this note, notice of acceleration of the maturity of this note, notice of nonpayment, presentment, protest or notice of dishonor, all of which are expressly waived by myself and each other liable party. Note Holder’s failure to exercise this option upon any default does not waive the right to exercise it in the event of any subsequent default.

NEITHER the failure to exercise, nor delay in exercising, Note Holder’s right to accelerate the maturity of this note or any other right, power or remedy upon any default may be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by Note Holder of any right, power or remedy exhausts the same or precludes any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All remedies provided for in this note and in any other Loan Document are cumulative of each other and of any and all other remedies existing at law or in equity, and Note Holder is, in addition to the remedies provided in this note or in any other Loan Document, entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing under this note. The resort to any remedy provided for under this note, under any other Loan Document, or provided for by law or in equity will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies. Without limiting the generality of the foregoing provisions, Note Holder’s acceptance from time to time of any payment under this note that is past due or that is less than the payment in full of all amounts due and payable at the time of such payment, will not (i) constitute a waiver of or impair or extinguish the rights of Note Holder to accelerate the maturity of this note or to exercise any other right, power or remedy at that time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

IF MORE than one person or entity executes this note, all of said parties are jointly and severally liable for payment of the indebtedness evidenced by this note. Myself and each other liable party (i) waives demand, presentment for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of intent to foreclose, notice of acceleration and all other notices (except only for any notices that are specifically required by this note or any other Loan Document), filing of suit and diligence in collection of this note or enforcing any of the security for this note; (ii) agrees to any substitution, subordination, exchange, release or impairment of any security or the release of any party primarily or secondarily liable on this note; (iii) agrees that Note Holder is not required first to institute suit or exhaust its remedies against me, any other liable party, or others liable or to become liable on this note or to enforce its rights against them or any security for this note; (iv) consents to any extension or postponement of time of payment of this note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect to this note, without notice thereof to any of them; and (v) submits (and waives all rights to object) to personal jurisdiction in the State of Texas, and venue in Travis County, Texas, for the enforcement of any and all obligations under the Loan Documents. I agree to provide, or cause to be provided, forthwith to Note Holder, all information requested by Note Holder concerning or relating to any security for this note and the financial status. I understand and agree that Note Holder’s document retention policy may involve the imaging of the Loan Documents and the destruction of the paper originals. I waive any right that I may have to claim that the imaged copies of the Loan Documents are not originals.

IF NOTE HOLDER retains an attorney in connection with any default or at maturity or to collect, enforce or defend this note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, including a garnishment that affects me, any other liable party or any collateral described in or secured by the Loan Documents, or if I sues Note Holder in connection with this note or any other Loan Document and does not prevail, then I agree to pay to Note Holder, in addition to principal and interest, all reasonable costs and expenses incurred by Note Holder in trying to collect this note or in any such suit or proceeding, including reasonable attorney’s fees.

If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back by me for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys’ fees.

8.	CROSS-DEFAULT AND CROSS-COLLATERALIZATION

Borrower acknowledges and agrees that this Note, and any and all other indebtedness, liabilities, or obligations of Borrower in which AUSTERRA STABLE GROWTH FUND, LP. (“Austerra”) is now or hereafter a lender, participant, co-lender, or secured party, are cross-defaulted and cross-collateralized. All real property, personal property, and other collateral of Borrower pledged in connection with any loan, financing, or obligation in which Austerra holds any interest shall secure the payment and performance of this Note, and the collateral securing this Note shall likewise secure every other obligation of Borrower in which Austerra is a lender or participant, regardless of whether other lenders or secured parties are also involved. Borrower further agrees that (a) any Event of Default under this Note shall constitute an Event of Default under each such other obligation, and (b) any Event of Default under any such other obligation shall constitute an Event of Default hereunder. Upon the occurrence of any such Event of Default, Austerra may, to the fullest extent permitted by applicable law and subject to any intercreditor agreement among lenders, declare all such obligations immediately due and payable and exercise all rights and remedies available with respect to any and all collateral securing any such obligation.

9.	GIVING OF NOTICES

Unless applicable law requires a different method, any notice that must be given to me under this Note will be given by delivering it or by mailing it by first class mail to me at the Property Address above or at a different address if I give the Note Holder a notice of my different address.

Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail to the Note Holder at the address stated in Section 3(A) above or at a different address if I am given a notice of that different address.

10.	OBLIGATIONS OF PERSONS UNDER THIS NOTE

If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually or against all of us together. This means that any one of us may be required to pay all of the amounts owed under this Note.

11.	WAIVERS

I and any other person who has obligations under this Note waive the rights of Presentment and Notice of Dishonor. “Presentment” means the right to require the Note Holder to demand payment of amounts due. “Notice of Dishonor” means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

12.	UNIFORM SECURED NOTE

This Note is secured by a Deed of Trust, of even date herewith, from Borrower to Richard A. Ramirez, Trustee, which covers the following real property:

BEING THAT CERTAIN TRACT OF LAND STATED TO CONTAIN 59.3712 ACRES, MORE OR LESS, OUT OF THE K. BALDWIN SURVEY NO. 600, ABST 90, TRAVIS COUNTY, TEXAS; AND OUT OF A PORTION OF LOT 1, AMENDED PLAT OF THE COVE AT LAGO VISTA, A SUBDIVISION IN. TRAVIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN VOLUME 87, PAGE L 74C, PLAT RECORDS OF TRAVIS COUNTY, TEXAS. SAID 59.3712 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES. AND BOUNDS IN EXHIBIT ’‘A” ATTACHED HERETO AND MADE A PART HEREOF.

BORROWER:

LV PENINSULA HOLDING, LLC, A TEXAS LIMITED LIABILITY COMPANY

/s/ Nicolai Brune
BY:	NICOLAI BRUNE
TITLE:	CHIEF FINANCIAL OFFICER AND AUTHORIZED AGENT